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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89890) of Overstock.com, Inc. of our report dated January 27, 2003, except as to Note 23 which is as of February 18, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

February 21, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS